Exhibit 99.1

News Release NYSE: WMB NYSE: WPZ
Date:         June 20, 2007
Williams Partners L.P. Agrees to Acquire Additional 20 Percent Interest in Discovery
     TULSA, Okla. – Williams (NYSE:WMB) and Williams Partners L.P. (NYSE: WPZ) today announced that Williams Partners has agreed to acquire an additional 20 percent interest in Discovery Producer Services LLC from Williams for $78 million.
     Williams Partners already owns a 40 percent interest in Discovery. Discovery provides gathering, transportation, fractionation, and processing services to producers operating in the shallow and deep waters of the Gulf of Mexico.
     The transaction is expected to be immediately accretive to distributable cash flow for Williams Partners on a per unit basis for Williams Partners’ unitholders.
     The equity earnings attributable to a 20 percent interest in Discovery were $5.4 million for the 12-month period ending March 31, 2007. Distributable cash flow attributable to a 20 percent interest in Discovery was $10.3 million for the same period.
     A table reconciling Discovery’s distributable cash flow to a measure included in Generally Accepted Accounting Principles for the 12-month period ending March 31, 2007, is included at the end of this press release. Also, the definition for distributable cash flow is contained in the body of this release.
     Williams Partners plans to fund its payment of the purchase price with cash on hand. The transaction, subject to standard closing conditions, is expected to be completed before the end of the month.
     The board of directors of the general partner of Williams Partners approved the transaction based on a recommendation by its conflicts committee. The conflicts committee, which is comprised entirely of independent directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.
     For Discovery, distributable cash flow is defined as net income plus depreciation and accretion and less maintenance capital expenditures.
About Williams (NYSE:WMB)
Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. The company also manages a wholesale power business. Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, Southern California and Eastern Seaboard. More information is available at www.williams.com.

About Williams Partners L.P. (NYSE:WPZ)
Williams Partners L.P. primarily gathers, transports and processes natural gas and fractionates and stores natural gas liquids. The general partner is Williams Partners GP LLC. More information is at www.williamslp.com.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332 Richard George Williams (investor relations) (918) 573-3679 Sharna Reingold Williams (investor relations) (918) 573-2078
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Portions of this document may constitute “forward-looking statements” as defined by federal law. Although Williams believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company’s annual reports filed with the Securities and Exchange Commission.
Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements – statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; Williams Partners’ processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in its indentures and by its leverage; Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to Williams Partner’s unitholders for actions taken by the general partner that might otherwise constitute breaches of fiduciary duty; even if unitholders are dissatisfied, they currently have little ability to remove Williams Partners’ general partner without its consent; The Williams Companies, Inc.’s credit agreement and The Williams Companies, Inc.’s public indentures contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by The Williams Companies Inc’s credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of Williams Partners’ unitholders; unitholders may be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; and Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ annual report on Form 10-K filed with the Securities and Exchange Commission on Feb. 28, 2007, and Williams Partners’ quarterly reports on Form 10-Q available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.

Reconciliation of Non-GAAP Measures
(UNAUDITED)
This press release includes the financial measure distributable cash flow for Discovery, which is a non-GAAP financial measure as defined under the rules of the Securities and Exchange Commission.
Williams Partners L.P. defines distributable cash flow for Discovery as net income plus depreciation and accretion and less maintenance capital expenditures.
Management uses this financial measure because it is an accepted financial indicator used by investors to compare company performance. In addition, management believes that the measure provides investors an enhanced perspective of the operating performance of the Discovery asset and the cash that the business is generating. Distributable cash flow for Discovery is not intended to represent cash flows for the period, nor is it presented as an alternative to net income or cash flow from operations. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States Generally Accepted Accounting Principles.

				12 Months
		Less:	Add:	Ending
(Thousands, except per-unit amounts)	2006	2006 1st Qtr	2007 1st Qtr	March 31, 2007*
Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$30,083	$(9,452)	$6,551	$27,182
Depreciation and accretion	25,562	(6,379)	6,483	25,666
Maintenance capital expenditures	(1,262)	516	(429)	(1,175)

Distributable Cash Flow — 100%	$54,383	$(15,315)	$12,605	$51,673

Distributable Cash Flow — 20% interest	$10,877	$(3,063)	$2,521	$10,335

*	The 12 months ending March 31, 2007 is calculated as the full-year 2006 results less the first quarter of 2006 plus the first quarter of 2007.